EXECUTION VERSION











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                           STOCKHOLDERS AGREEMENT

                         dated as of April 2, 2002

                                by and among

                      QUEST DIAGNOSTICS INCORPORATED,

                   QUEST DIAGNOSTICS NEWCO INCORPORATED,

                    KELSO INVESTMENT ASSOCIATES VI, L.P.

                                    and

                                KEP VI, LLC











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                             Table of Contents
                                                                                                              Page
                                                                                                              ----

                                 Article I

                              TENDER OF SHARES

         SECTION 1.01. Tender of Shares...........................................................................2

                                 Article II

                              VOTING AGREEMENT

         SECTION 2.01. Voting Agreement...........................................................................2
         SECTION 2.02. Irrevocable Proxy..........................................................................3

                                Article III

                                 THE OPTION

         SECTION 3.01. Grant of Option............................................................................3
         SECTION 3.02. Payment of the Purchase Price..............................................................3
         SECTION 3.03. Exercise of Option.........................................................................3

                                 Article IV

             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         SECTION 4.01. Organization, Authority and Qualification of the Stockholders..............................5
         SECTION 4.02. No Conflict; Required Filings and Consents.................................................6
         SECTION 4.03. Ownership of Shares........................................................................6
         SECTION 4.04. Absence of Litigation......................................................................6
         SECTION 4.05. Brokers....................................................................................6

                                 Article V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         SECTION 5.01. Organization, Authority and Qualification..................................................7
         SECTION 5.02. No Conflict; Required Filings and Consents.................................................7

                                 Article VI

                       COVENANTS OF THE STOCKHOLDERS

         SECTION 6.01. No Disposition or Encumbrance of Shares....................................................8
         SECTION 6.02. No Solicitation of Transactions............................................................8
         SECTION 6.03. Further Action; Reasonable Best Efforts....................................................8
         SECTION 6.04. Information for Offer Documents and Proxy Statement/Prospectus; Disclosure.................8

                      Article VII REGISTRATION RIGHTS

         SECTION 7.01. Registration...............................................................................9
         SECTION 7.02. Blackout Periods...........................................................................9
         SECTION 7.03. Obligations of Parent.....................................................................10
         SECTION 7.04. Expenses of Registration..................................................................11
         SECTION 7.05. Indemnification...........................................................................11
         SECTION 7.06. Furnish Information.......................................................................13

                                Article VIII

                                TERMINATION

         SECTION 8.01. Termination...............................................................................14

                                 Article IX

                               MISCELLANEOUS

         SECTION 9.01. Notices...................................................................................15
         SECTION 9.02. Severability..............................................................................16
         SECTION 9.03. Entire Agreement; Assignment..............................................................16
         SECTION 9.04. Parties in Interest.......................................................................17
         SECTION 9.05. Specific Performance......................................................................17
         SECTION 9.06. Governing Law.............................................................................17
         SECTION 9.07. Waiver of Jury Trial......................................................................17
         SECTION 9.08. Headings..................................................................................17
         SECTION 9.09. Counterparts..............................................................................17
         SECTION 9.10. Amendment.................................................................................18
         SECTION 9.11. Waiver....................................................................................18
         SECTION 9.12. Costs and Expenses of This Agreement and the Merger Agreement.............................18
         SECTION 9.13. Affiliate Letters.........................................................................18
         SECTION 9.14. Adjustments...............................................................................18
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                           STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT, dated as of April 2, 2002 (this "Agreement"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), KELSO INVESTMENT ASSOCIATES VI, L.P., a Delaware limited partnership ("LP"), and KEP VI, LLC, a Delaware limited liability company ("LLC" and, together with LP as stockholders of UNILAB CORPORATION (the "Company"), the "Stockholders"; and each of LP and LLC, individually, a "Stockholder").

         WHEREAS, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"; capitalized terms used but not defined in this Agreement have the meanings attributed to such terms in the Merger Agreement), pursuant to which (i) Purchaser shall commence a cash election exchange offer (as such exchange offer may hereafter be amended from time to time in accordance with the Merger Agreement, the "Offer") to acquire each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Common Stock") in exchange for, at the election of the holder thereof, either (x) a net amount of $26.50 in cash, or (y)
0.3256 of a share of common stock, par value $0.01 per share, of Parent, all in accordance with and subject to the terms and conditions of the Merger Agreement; and (ii) following consummation of the Offer, the Company shall merge with Purchaser (the "Merger");

         WHEREAS, each Stockholder is the record or beneficial owner of the number of shares of Common Stock set forth on Schedule A hereto opposite such Stockholder's name (all such shares of Common Stock and any shares of Common Stock hereafter acquired by the Stockholders prior to termination of this Agreement being, the "Shares");

         WHEREAS, as a condition to entering into the Merger Agreement and incurring the obligations set forth therein, including the Offer, Parent and Purchaser have required that the Stockholders agree to enter into this Agreement; and

         WHEREAS, the Stockholders wish to induce Parent and Purchaser to enter into the Merger Agreement and, therefore, the Stockholders are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 Article I

                              TENDER OF SHARES

         SECTION 1.01. Tender of Shares. Each Stockholder agrees to promptly (and, in any event, not later than two business days prior to the initial scheduled expiration date of the Offer) tender or cause to be tendered into the Offer, pursuant to and in accordance with the terms of the Offer, and not withdraw or cause to be withdrawn (except following the termination of the Offer in accordance with its terms), all of such Stockholder's Shares. Each Stockholder acknowledges and agrees that Purchaser's obligation to accept for exchange or payment shares of Common Stock in the Offer, including any Shares tendered by a Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer. Parent acknowledges and agrees that the ability of Parent or Merger Sub to purchase shares of Parent Common Stock in the Offer is subject to the terms and conditions of the Merger Agreement and the Offer. Notwithstanding the foregoing, under certain circumstances set forth in Section 8.01(a) hereof, the Stockholders shall be entitled to withdraw Shares tendered into the Offer. Parent shall give each Stockholder reasonably adequate notice so as to enable the Stockholders to exercise such rights of withdrawal in a reasonable manner, including by (i) providing the Stockholders with two business days notice prior to any anticipated final expiration date of the Offer, and (ii) arranging for the Offer to expire at midnight on the applicable expiration date.

                                Article II

                              VOTING AGREEMENT

         SECTION 2.01. Voting Agreement. Each Stockholder hereby agrees that, from and after the date hereof and until the earliest to occur of (x) the Effective Time, (y) the termination of this Article II pursuant to
Section 8.01(a) and (z) the termination of this Agreement pursuant to
Section 8.01(b)(other than the certain specified Sections identified therein), at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) all such Stockholder's Shares (i) in favor of adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger;
(ii) against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company under the Merger Agreement or of such Stockholder contained in this Agreement; and (iii) against any action, agreement, transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including any proposal relating to a Competing Transaction) that could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere, delay, discourage or adversely affect the Merger Agreement, the Offer, the Merger or this Agreement. Any vote by such Stockholder that is not in accordance with this Section 2.01 shall be considered null and void, and the provisions of Section 2.02 shall be deemed to take immediate effect.

         SECTION 2.02. Irrevocable Proxy. If, and only if, a Stockholder fails to comply with the provisions of Section 2.01, such Stockholder hereby agrees that such failure shall result, without any further action by such Stockholder effective as of the date of such failure, in the constitution and appointment of Parent and each of its executive officers from and after the date of such determination until the earlier to occur of
(x) the Effective Time, (y) the termination of this Article II pursuant to
Section 8.01(a) and (z) the termination of this Agreement pursuant to
Section 8.01(b) (other than the certain specified Sections identified therein)(at which point such constitution and appointment shall automatically be revoked) as such Stockholder's attorney, agent and proxy (such constitution and appointment, the "Irrevocable Proxy"), with full power of substitution, to vote and otherwise act with respect to all such Stockholder's Shares at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the stockholders of the Company, on the matters and in the manner specified in Section 2.01. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM A STOCKHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to all such Stockholder's Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of such Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.

                                Article III

                                 THE OPTION

         SECTION 3.01. Grant of Option. Each Stockholder hereby grants to Parent an irrevocable option (each, an "Option" and, collectively, the "Options") to purchase all of such Stockholder's Shares at a purchase price per Share of $26.50 (the "Purchase Price").

         SECTION 3.02. Payment of the Purchase Price. The Purchase Price shall be payable by Parent, at the option of Parent, either (x) in cash or
(y) in a combination of cash and shares of Parent Common Stock in the same proportions as though such Shares and any other Tendered Cash Election Shares had been acquired pursuant to and in accordance with the terms of the Offer, taking into account for this purpose the aggregate number of Tendered Cash Election Shares in the Offer, including the number of Stockholder Shares that were Tendered Cash Election Shares.

         SECTION 3.03. Exercise of Option. (a) Each of the Options shall become exercisable by Parent for a ten business day period (the "Option Exercise Period") commencing on the Initial Exercisability Date. For purposes of this Agreement, the "Initial Exercisability Date" shall be the date on which either (1) the Merger Agreement is terminated by Parent or the Company pursuant to Section 10.01(a), Section 10.01(b) or clause (ii) of Section 10.01(d), or (2) the Merger Agreement is terminated by Parent or the Company pursuant to Section 10.01(d)(i) thereof, if (w) in the case of clauses (1) and (2) of this Section 3.03(a), at the time of termination, no Parent Share Price Decrease (without giving effect to clause (3) in the definition thereof) shall have occurred and be continuing, (x) in the case of clauses (1) and (2) of this Section 3.03(a), at the time of termination, all of the conditions set forth in Section 2.01(c) of the Merger Agreement shall have been satisfied, (y) in the case of a termination of the Merger Agreement pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii) thereof, at the time of termination, the conditions set forth in paragraphs (c) and
(d) of clause (v) of Annex I shall have been satisfied, and no litigation of the type described in paragraph (a) of clause (v) of Annex I shall have been brought by any Governmental Authority on antitrust grounds and remain pending, and (z) in the case of a termination of the Merger Agreement on the Termination Date pursuant to Section 10.01(d)(i) or Section 10.01(d)(ii), at the time of termination, the conditions set forth in clauses (ii), (iii) and (iv) of Annex I of the Merger Agreement shall have been satisfied. The Options shall be exercisable in whole but not in part, and in no event shall Parent be permitted to exercise an Option with respect to a Stockholders' Shares unless Parent concurrently exercises all Options to purchase the Shares of all Stockholders. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Stockholders' Shares be purchased after the close of business on the 45th day following the termination of the Merger Agreement (the "Option Termination Date").

         (b) If Parent wishes to exercise the Options during the Option Exercise Period, Parent shall send a written notice (the "Exercise Notice") to each Stockholder of its intention to exercise such Stockholder's Option, specifying the place, and, if then known, the time and the date (the "Closing Date") of the closing of such purchase (the "Closing"). The Closing Date shall, subject to satisfaction of the conditions in paragraph
(d), occur on the later of (i) the third business day after the date on which such Exercise Notice is delivered and (ii) one business day following the expiration or termination of the waiting period under the HSR Act applicable to the consummation of the purchase and sale of the Shares hereunder. For the purposes of this Agreement, the term "business day" means any day that is not a Saturday, a Sunday or a day on which banks are not required or authorized by law or executive order to be closed in the City of New York.

         (c) At the Closing, (i) each Stockholder shall deliver to Parent (or its designee) such Stockholder's Shares by delivery of a certificate or certificates evidencing such Shares duly endorsed to Parent or accompanied by stock powers duly executed in favor of Parent, with all necessary stock transfer stamps affixed, and (ii) Parent shall pay for the Stockholders' Shares with (a) cash or (b) a combination of cash and shares of Parent Common Stock in the same proportions as though such Shares and any other Tendered Cash Election Shares had been acquired pursuant to and in accordance with the terms of the Offer, taking into account for this purpose the aggregate number of Tendered Cash Election Shares in the Offer, including the number of Stockholder Shares that were Tendered Cash Election Shares, in either case in accordance with the provisions of Sections 3.02(a) and 3.02(b).

         (d) The Closing shall be subject to the satisfaction or, in the case of clause (iv) below, waiver by the Stockholders of each of the following conditions:

             (i) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law that is then in effect and no Order shall have been entered or be in effect, in either case that has the effect of making the acquisition of the Shares by Parent illegal or otherwise restricting, preventing or prohibiting consummation of the purchase and sale of the Shares pursuant to the exercise of the Options;

             (ii) any waiting period under the HSR Act applicable to the consummation of the purchase and sale of the Shares hereunder shall have expired or been terminated;

             (iii) the approval for listing of any shares of Parent Common Stock to be issued to Stockholders hereunder on the NYSE, subject to official notice of issuance; and

             (iv) all of the conditions to the Offer set forth in Section 2.01(c) of the Merger Agreement shall have been satisfied.

         At the Closing, (i) each Stockholder will deliver good and valid title to such Stockholder's Shares free and clear of any Liens and, upon delivery to Parent of such Shares and payment for the Purchase Price therefor as contemplated herein, Parent will receive good, valid and marketable title to such Stockholder's Shares free and clear of any Liens, and (ii) Parent shall deliver to each Stockholder the cash portion of the Purchase Price to which such Stockholder is entitled pursuant to Section
3.02 by wire transfer in immediately available funds to a bank account to be designated by such Stockholder in a written notice to Parent at least two business days prior to the Closing and, with respect to the stock portion of the Purchase Price, if any, Parent shall deliver to each Stockholder stock certificates evidencing the shares of Parent Common Stock to which such Stockholder is entitled pursuant to Section 3.02.

                                Article IV

             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder hereby jointly and severally represents and warrants to Parent and to Purchaser as follows:

         SECTION 4.01. Organization, Authority and Qualification of the Stockholders. (a) Each Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each Stockholder is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery of this Agreement by each Stockholder, the performance by each Stockholder of its obligations hereunder and the consummation by each Stockholder of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Stockholder. This Agreement has been duly and validly executed and delivered by each Stockholder and (assuming due authorization, execution and delivery by Parent and Purchaser) this Agreement constitutes a legal, valid and binding obligation of each Stockholder enforceable against each Stockholder in accordance with its terms.

         SECTION 4.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each Stockholder do not, and the performance of this Agreement by each Stockholder shall not, (i) conflict with or violate the agreement of limited partnership, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder, (ii) assuming satisfaction of the requirements set forth in 4.02(b) below, conflict with or violate any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Stockholder, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

         (b) The execution and delivery of this Agreement by each Stockholder do not, and the performance of this Agreement by each Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and the premerger notification requirements of the HSR Act, and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

         SECTION 4.03. Ownership of Shares. As of the date hereof, each Stockholder is the record or beneficial owner of, and has good title to, the number of Shares set forth opposite such Stockholder's name on Schedule A hereto. Except as set forth on Schedule A, such Shares are all the securities of the Company owned, either of record or beneficially, by such Stockholder as of the date hereof and such Stockholder does not have any option or other right to acquire any other securities of the Company. The Shares owned by such Stockholder are owned free and clear of all Liens, other than any Liens created by this Agreement. Except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Stockholder.

         SECTION 4.04. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Stockholders, threatened against either Stockholder, or any property or asset of either Stockholder, before any Governmental Authority that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

         SECTION 4.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either, or both, of the Stockholders.

                                 Article V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Each of Parent and Purchaser hereby jointly and severally represent and warrant to the Stockholders as follows:

         SECTION 5.01. Organization, Authority and Qualification. Each of Parent and Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each of Parent and Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not prevent or materially delay the ability of Parent or Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery of this Agreement by each of Parent and Purchaser, the performance by each of Parent and Purchaser of its obligations hereunder and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each of Parent and Purchaser. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and (assuming due authorization, execution and delivery by each Stockholder) this Agreement constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms.

         SECTION 5.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser shall not, (i) conflict with or violate the certificate of incorporation and by-laws of Parent or Purchaser, (ii) assuming satisfaction of the requirements set forth in Section 5.02(b) below, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of Parent or Purchaser is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Parent or Purchaser, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of Parent or Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

         (b) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the premerger notification requirements of the HSR Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of Parent or Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

                                Article VI

                       COVENANTS OF THE STOCKHOLDERS

         SECTION 6.01. No Disposition or Encumbrance of Shares. Each Stockholder hereby agrees that, except as contemplated by this Agreement, such Stockholder shall not (i) sell, transfer, tender (except into the Offer), pledge, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to (other than the Irrevocable Proxy), deposit into any voting trust, enter into any voting agreement, or create or permit to exist any Liens of any nature whatsoever (other than pursuant to this Agreement) with respect to, any of such Stockholder's Shares (or agree or consent to, or offer to do, any of the foregoing), or (ii) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations hereunder.

         SECTION 6.02. No Solicitation of Transactions. None of the Stockholders shall, directly or indirectly, through any director, officer, affiliate, employee, representative, agent or otherwise, (i) solicit, initiate, endorse, accept or encourage the submission of any Competing Transaction, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, or participate in, assist, facilitate, endorse or encourage any proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction; provided, however, that nothing herein shall prevent an officer or director of a Stockholder from acting in his or her capacity as a director of the Company, or taking any action in any capacity (including at the direction of the Company Board), but only in either such case as and to the extent permitted by Section 8.04(b) of the Merger Agreement. Each Stockholder shall, and shall direct or cause its directors, officers, employees, representatives and agents to, and shall use its reasonable efforts to cause its affiliates to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to a Competing Transaction.

         SECTION 6.03. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, Parent, Purchaser and each Stockholder shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement.

         SECTION 6.04. Information for Offer Documents and Proxy Statement/Prospectus; Disclosure. Each Stockholder covenants and agrees that none of the information relating to such Stockholder and its affiliates for inclusion in the Schedule 14D-9, the Offer Documents or, if applicable, the Proxy Statement/Prospectus or the Merger Registration Statement that has been furnished to Parent by such Stockholder for inclusion in such documents will, at (i) the time the Schedule 14D-9 or the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first filed with the SEC or mailed to stockholders of the Company, (ii) the time the Merger Registration Statement is declared effective, or (iii) the time of the Company Stockholders Meeting (in the case of information included in the Proxy Statement/Prospectus), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Nothing contained herein shall require the Stockholders to furnish information relating to the Company to Parent for inclusion in the Offer Documents or, if applicable, the Proxy Statement/Prospectus or Merger Registration Statement. Each Stockholder agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and, if applicable, the Proxy Statement/Prospectus, the Merger Registration Statement and any related filings under applicable securities Laws such Stockholder's identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information regarding such Stockholder as required by applicable Law.

                                Article VII

                            REGISTRATION RIGHTS

         SECTION 7.01. Registration. As promptly as practicable (and in any event within five business days) after the Acceptance Date or, if applicable, the date on which Parent has purchased the Stockholders' Shares pursuant to Section 3.01, Parent shall file with the SEC, and thereafter use its reasonable best efforts to have declared effective as soon as practicable, a "shelf" Registration Statement on Form S-3 (a "Shelf Registration Statement") pursuant to Rule 415 promulgated under the Securities Act covering the resale by the Stockholders of shares of Parent Common Stock issued to such Stockholders pursuant to the Offer as Stock Consideration or, if applicable, pursuant to the purchase of the Stockholder's Shares following the exercise of the Options (the "Registrable Shares"). Parent shall, subject to customary terms and conditions (including, without limitation, Section 7.02), use its reasonable efforts to keep the Shelf Registration Statement continuously effective from the date that such Shelf Registration Statement is declared effective until the first anniversary of such effective date (the "Effectiveness Period"). The plan of distribution contemplated by the Shelf Registration Statement may include, without limitation, block trades and hedging transactions executed by, or on behalf of, the Stockholders.

         SECTION 7.02. Blackout Periods. Notwithstanding anything to the contrary contained herein, Parent shall have the right to defer or delay filing the Shelf Registration Statement for a period of not more than 60 days or suspend sales under the Shelf Registration Statement filed hereunder or defer the updating of such filed Shelf Registration Statement and suspend sales thereunder during no more than two periods aggregating not more than 60 days (each, a "Blackout Period"), in either case in the event that Parent furnishes to the Stockholders a certificate signed by the President or Chief Executive Officer of Parent stating that, in the good faith opinion of such person, such registration or sale would interfere with any material transaction then being proposed by Parent or would otherwise require disclosure of any material event that Parent would not otherwise be required to disclose; provided, however, that Parent shall extend the Effectiveness Period by the number of days, if any, during which the registration rights contemplated hereunder are subject to a Blackout Period.

         SECTION 7.03. Obligations of Parent. In connection with using its reasonable best efforts to effect the registration under the Shelf Registration Statement of any Registrable Shares, Parent shall, as expeditiously as possible:

         (a) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Shelf Registration Statement and as may be necessary to keep such Shelf Registration Statement effective as provided in Sections 7.01 and 7.02, and promptly notify the Stockholders (i) when the Shelf Registration Statement and the prospectus used in connection therewith has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Shelf Registration Statement and the prospectus used in connection therewith or for additional information; or (iii) of any stop order issued or, to Parent's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) furnish to the Stockholders such numbers of copies of the Shelf Registration Statement and amendments and supplements thereto and the prospectus included therein in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

         (c) use all reasonable best efforts to register or qualify the Registrable Shares covered by the Shelf Registration Statement under such other securities or Blue Sky Laws of such jurisdiction within the United States as shall be reasonably appropriate for the distribution of the Registrable Shares covered by the Shelf Registration Statement; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (c) be obligated to do so; and provided further, however, that Parent shall not be required to qualify such Registrable Shares in any jurisdiction in which the securities regulatory authority requires that any Stockholder submit any shares of its Registrable Shares to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Shares in such jurisdiction unless such Stockholder agrees to do so;

         (d) promptly notify each Stockholder upon becoming aware of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such Stockholder, promptly prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event Parent shall give such notice, Parent shall extend the Effectiveness Period by the number of days during the period from and including the date of the giving of such notice to the date when Parent shall make available to the Stockholders such supplemented or amended prospectus; and

         (e) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares to be so included in the Shelf Registration Statement.

         SECTION 7.04. Expenses of Registration. All expenses incurred in connection with the Shelf Registration Statement, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or Blue Sky Laws, and the fees and disbursements of counsel for Parent, but excluding any brokers' discounts or commissions, shall be paid by Parent. The Stockholders shall bear and pay the fees and disbursements of their counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

         SECTION 7.05. Indemnification. (a) Parent shall indemnify and hold harmless each Stockholder, such Stockolder's directors and officers, each person who participates in the offering of such Registrable Shares, and each person, if any, who controls such Stockholder, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Stockholder, such Stockholder's directors and officers and controlling persons for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.05(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld); provided further, that Parent shall not be liable to any Stockholder, such Stockholder's directors and officers or controlling persons in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Shelf Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Stockholder, such Stockholder's directors and officers or controlling persons.

         (b) Each Stockholder jointly and severally shall indemnify and hold harmless Parent, each of its directors and officers, each person, if any, who controls Parent within the meaning of the Securities Act, and each agent and any underwriter for Parent (within the meaning of the Securities
Act) against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Shelf Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Stockholder expressly for use in connection with such registration; and each such Stockholder shall reimburse Parent or any such director, officer, controlling person, agent or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) Promptly after receipt by an indemnified party under this
Section 7.05 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.05, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party, it being understood that the indemnifying party will control such defense. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 7.05, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

         (d) To the extent any indemnification by an indemnifying party is prohibited or limited by Law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall (i) the liability of any Stockholder pursuant to this paragraph (d) be greater in amount than the aggregate amount of net proceeds received by such Stockholder upon the sale of its Shares to Parent in the Offer or hereunder or (ii) the liability of any indemnifying party be greater in amount than the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7.05(a) or 7.05(b) hereof had been available under the circumstances.

         (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 7.05(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 7.06. Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this
Article VII that the Stockholders shall furnish to Parent such information regarding themselves and the intended method of disposition of such securities as Parent shall reasonably request and as shall be required in connection with the action to be taken by Parent; provided that Parent and the Stockholders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Stockholders, for all purposes of this Agreement the only information furnished or to be furnished to Parent for use in any registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement hereunder are statements specifically relating to (a) transactions between such Stockholders and their respective affiliates, on the one hand, and Parent, on the other hand, (b) the beneficial ownership of shares of Common Stock by such Stockholders and their respective affiliates and (c) the name and address of such Stockholders. If any additional information about the Stockholders or the plan of distribution (other than for an underwritten offering) is required by Law to be disclosed in any such document, then the Stockholders shall promptly furnish to Parent such information for disclosure upon request by Parent.

                               Article VIII

                                TERMINATION

         SECTION 8.01. Termination. (a) Each of the Stockholder's obligations under Section 1.01 and Article II hereof shall terminate upon the occurrence of a Parent Share Price Decrease (as defined in Section 8.01(c) below); provided, however, that each Stockholder's obligation under
Section 1.01 to tender and not withdraw its Shares pursuant to the Offer shall terminate prior to such time upon the expiration or termination of, or the acceptance for payment of shares of Common Stock pursuant to, the Offer.

         (b) Except with respect to Article IX hereof which shall survive the termination of this Agreement and remain in full force and effect thereafter, all of the provisions of this Agreement shall terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no further force or effect upon the earlier to occur of (1) the Effective Time and (2) the termination of the Merger Agreement; provided, however, that (A) in the case of clause (2) of this Section 8.01(b), the provisions of Article III shall survive the termination of this Agreement and remain in full force and effect until the Option Termination Date, (B) in the case of clause (2) of this Section 8.01(b), Sections 4.01, 4.02(a)(i), 4.03 and 4.05 and the provisions of
Article V (other than Sections 5.02(a)(ii), (a)(iii) and 5.02(b)) hereof shall survive the termination of this Agreement and remain in full force and effect subject to the penultimate sentence of this paragraph, (C)(i) in the case of clause (2) of this Section 8.01(b), the provisions of Section
6.01 shall survive the termination of this Agreement and remain in full force and effect until the Option Termination Date, and (ii) in the case of clauses (1) and (2) of this Section 8.01(b), the provisions of Section 6.03 shall survive such termination and remain in full force and effect until the Option Termination Date, unless the Shares are purchased by Parent pursuant to the exercise of the Options, in which case Section 6.03 shall survive indefinitely, and (D) in the case of clauses (1) and (2) of this
Section 8.01(b), the provisions of Article VII shall survive the termination of this Agreement and remain in full force and effect (x) if the Shares are not purchased by Parent either pursuant to the Offer or through the exercise of the Options, until the Option Termination Date or
(y) if the Shares are purchased by Parent pursuant to the Offer or through the exercise of the Options, until the obligations of the parties thereunder have been complied with. Notwithstanding anything to the contrary contained in Section 8.01, the representations and warranties of the parties contained in Articles IV and V of this Agreement (i) shall terminate upon acceptance for payment of the Shares in the Offer, and (ii) shall not survive the purchase of Shares by Parent through the exercise of the Options except, in the case of this clause (ii), for those provisions set forth in clause (B) of the previous sentence, which shall survive for a period of three years following the Closing. Nothing contained in this
Section 8.01(b) shall relieve any party of any liability for any willful or intentional breach of this Agreement.

         (c) A "Parent Share Price Decrease" shall occur if (1) during the five trading days ending on the second trading day prior to the then scheduled expiration date of the Offer (the "Measuring Period"), the average closing trading price for a share of Parent Common Stock (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) (the "Parent Post-Announcement Average Share Price") shall be less than 50% of the Parent Pre-Announcement Average Share Price (a "50% Parent Share Price Decrease"), (2) at the time of determination, if any, of the occurrence of a 50% Parent Share Price Decrease, the Parent Share Price Decrease Percentage (as defined below) is 25% greater than the Index Share Price Decrease Percentage (as defined below), if any, and (3) at the time of such determination, all of the conditions to the Offer (other than the Minimum Condition) have been satisfied or, to the extent permitted, waived by Parent. For purposes of this Section 8.01, the "Index Company" means the company identified on Schedule B attached hereto; the "Index Post-Announcement Average Share Price" means the weighted average closing trading price for shares of common stock of the Index Company (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) during the Measuring Period; the "Index Pre-Announcement Average Share Price" means the weighted average closing trading price for shares of common stock of the Index Company (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) for the five trading days immediately preceding the date of this Agreement; the "Index Share Price Decrease Percentage" means the quotient, expressed as a percentage, of (i) the excess of the Index Pre-Announcement Average Share Price over the Index Post-Announcement Average Share Price, if positive (and zero, if such amount is negative), divided by (ii) the Index Pre-Announcement Average Share Price; the "Parent Pre-Announcement Average Share Price" means the average closing trading price for a share of Parent Common Stock (as reported in the Wall Street Journal or, if not reported thereby, by any other authoritative source) for the five trading days immediately preceding the date of this Agreement; and, the "Parent Share Price Decrease Percentage" means the quotient, expressed as a percentage, of (i) the excess of the Parent Pre-Announcement Average Share Price over the Parent Post-Announcement Average Share Price, if positive (and zero, if such amount is negative), divided by (ii) the Parent Pre-Announcement Average Share Price.

                                Article IX

                               MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

                  if to the Stockholders:

                           Kelso & Company, L.P.
                           320 Park Avenue, 24th Floor
                           New York, NY  10022
                           Facsimile No:  (212) 223-2379
                           Attention:  James J. Connors II, Esq.

                  with a copy to:

                           Unilab Corporation
                           18448 Oxnard Street
                           Tarzana, CA  91356
                           Facsimile No:  (818) 757-3807
                           Attention:  Robert E. Whalen

                  and a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Facsimile No:  (212) 735-2000
                              Attention:  Lou R. Kling, Esq.

                  if to Parent or Purchaser:

                           Quest Diagnostics Incorporated
                           One Malcolm Avenue
                           Teterboro, NJ 07608
                           Facsimile No:  (201) 393-5289
                           Attention:  General Counsel

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           Telecopy:   (212) 848-7179
                           Attention:  Clare O'Brien

         SECTION 9.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby and by the Merger Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.

         SECTION 9.03. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any wholly owned subsidiary of Parent, provided that no such assignment shall relieve Parent or Purchaser of its obligations hereunder.

         SECTION 9.04. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except as set forth in Section 9.10 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

         SECTION 9.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the General Corporation Law of the State of Delaware). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

         SECTION 9.07. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.07.

         SECTION 9.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.10. Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.
Notwithstanding the foregoing, the provisions of this Agreement shall not be amended without the prior written consent of the Company.

         SECTION 9.11. Waiver. Any party to this Agreement may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of another party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.12. Costs and Expenses of This Agreement and the Merger Agreement. All costs and expenses of the parties hereto, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 9.13. Affiliate Letters. Each Stockholder agrees to execute an affiliate letter, as soon as practicable after the date hereof, in the form attached to the Merger Agreement as Exhibit A.

         SECTION 9.14. Adjustments. (a) In the event (i) of any increase or decrease or other change in the Shares by reason of stock dividend, stock split, recapitalizations, combinations, exchanges of shares or the like or
(ii) that a Stockholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company, then the terms of this Agreement shall apply to the shares of capital stock and other securities of the Company held by the Stockholders immediately following the effectiveness of the events described in clause (i), or such Stockholder becoming the beneficial owner thereof pursuant to clause (ii).

         (b) Each Stockholder hereby agrees to promptly notify Parent and Purchaser of the number of any new Shares or other securities acquired by such Stockholder, if any, after the date hereof.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                          QUEST DIAGNOSTICS INCORPORATED


                          By        /s/ Kenneth W. Freeman
                            ------------------------------------------
                              Name:  Kenneth W. Freeman
                              Title:  Chairman and Chief Executive Officer

                          QUEST DIAGNOSTICS NEWCO
                          INCORPORATED


                          By       /s/ Kenneth W. Freeman
                            ------------------------------------------
                              Name:  Kenneth W. Freeman
                              Title:  Chief Executive Officer


                          KELSO INVESTMENT ASSOCIATES VI,
                          L.P.
                          By:  Kelso GP VI, LLC, its General Partner

                          By       /s/ David Wahrhaftig
                            ------------------------------------------
                              Name: David I. Wahrhaftig
                              Title:  Managing Member


                          KEP VI, LLC


                          By       /s/ David Wahrhaftig
                            ------------------------------------------
                              Name: David I. Wahrhaftig
                              Title:  Managing Member


                          Acknowledged and Agreed
                          (with respect to Article II)

                          UNILAB CORPORATION


                          By       /s/ Robert E. Whalen
                            ------------------------------------------
                              Name: Robert E. Whalen
                              Title: Chairman & C.E.O.